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As filed with the Securities and Exchange Commission on May 4, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PRICELINE.COM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1528493 (I.R.S. Employer Identification Number)
800 Connecticut Avenue Norwalk, Connecticut 06854 (203) 299-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

PETER J. MILLONES
Executive Vice President, General Counsel
800 Connecticut Avenue
Norwalk, Connecticut 06854
(203) 299-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel Dunson, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities

Common Stock, par value $.008 per share	$100,000,000(1)(2)	$100,000,000(3)(4)	$12,670

Common Stock, par value $.008 per share, to be offered by the Selling Stockholders	10,000,000	$241,800,000(5)	$30,637

Total		$341,800,000	$43,307

(1)
An indeterminate aggregate number of the securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $100,000,000.

(2)
Includes such indeterminate amounts of debt securities or shares of common stock as may be issued upon conversion or exchange of any securities that provide for that issuance.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)
Separate consideration may not be received for any securities registered hereunder that are issuable on conversion or exchange.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of priceline.com Incorporated Common Stock, par value $.008 per share, as reported on Nasdaq National Market on April 30, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 4, 2004.

$100,000,000

Debt Securities
Common Stock

10,000,000 Shares

Common Stock
Offered by
Selling Stockholders

        priceline.com Incorporated from time to time may offer to sell debt securities and common stock. The debt securities may be convertible into or exchangeable for common stock or other securities of priceline.com. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

        The selling stockholders identified in this prospectus from time to time may offer to sell up to 10,000,000 shares of our common stock owned by them, at prices and on terms to be determined at or prior to the time of sale. The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock.

        We and the selling stockholders may offer and sell our respective securities to or through one or more underwriters, broker-dealers or agents or directly to purchasers, on a continuous or delayed basis.

        Our common stock is traded on the Nasdaq National Market under the symbol "PCLN".

Investing in any of our securities involves a high degree of risk. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in any of our securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2004

        You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration or continuous offering process. Under this shelf process, we from time to time may offer and sell in one or more offerings up to an aggregate of $100,000,000 of any combination of the securities described in this prospectus, and the selling stockholders from time to time may offer and sell in one or more offerings up to an aggregate of 10,000,000 shares of our common stock owned by them.

        This prospectus describes our capital stock and provides a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The selling stockholders may also provide a prospectus supplement when selling shares of our common stock. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information".

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "priceline.com", "we", "us", "our", or similar references mean priceline.com Incorporated, a Delaware corporation, together with its subsidiaries.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus, any prospectus supplement and other documents filed with the SEC may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the expectations of our management and are not guarantees of future performance. The future financial condition and results of operations of priceline.com, as well as any forward-looking statements, are subject to inherent risks, uncertainties and assumptions that are difficult to predict or over which we have no control; therefore, actual results may differ materially from those expressed, implied or forecasted in any forward-looking statements.

        Expressions of future goals, expectations and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in any forward-looking statements is contained from time to time in our periodic filings with the SEC, including under the caption "Special Note Regarding Forward Looking Statements" in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated into this prospectus by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, you should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and any current reports on Form 8-K. See "Where You Can Find More Information" for information about how to obtain a copy of these reports or other documents that we file with the SEC.

PRICELINE.COM INCORPORATED

        We are a leading online travel company that offers our customers a broad range of travel products, including airline tickets, hotel rooms, car rentals, vacation packages and cruises. Our unique Name Your Own Price® system—which allows our customers to make offers for travel products at prices they set—enables our customers to use the Internet to save money on travel products and services while enabling sellers, which include many of the major domestic airline, hotel and rental car companies, to generate incremental revenue. In 2003, we complemented our Name Your Own Price® product offering by giving our customers the ability to purchase certain travel products in a more traditional, price-disclosed manner. At present, we derive substantially all of our revenues from the following sources:

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  Transaction revenues from the sale of Name Your Own Price® airline tickets, hotel rooms and rental cars;

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  Reservation booking fees from Worldspan, L.P. in connection with the sale of Name Your Own Price® airline tickets, hotel rooms and rental cars;

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  Customer processing fees charged in connection with the sale of Name Your Own Price® airline tickets, hotel rooms and rental cars;

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  Processing fees, Worldspan reservation booking fees and travel commissions, principally related to the sale of price disclosed airline tickets, cruises and other travel services; and

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  Other revenues derived primarily from advertising on our websites and fees for referring customers to affiliates and others.

USE OF PROCEEDS

        Except as we may specifically state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

        We will not receive any proceeds from the sale of the shares of our common stock which may be sold pursuant to this prospectus for the account of the selling stockholders. All such proceeds, net of brokerage commissions, if any, will be received by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution".

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth priceline.com's consolidated ratios of earnings to fixed charges and preferred stock dividends.

	Year Ended December 31
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges(1)(2)	N/A	N/A	N/A	N/A	12.1x
Ratio of earnings to fixed charges and preferred dividends(3)(4)	N/A	N/A	N/A	N/A	4.4x

(1)
For these ratios, "earnings" represents (a) income before taxes before adjustment for minority interests in consolidated subsidiaries or equity investments and (b) fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance cost.

(2)
priceline.com had no fixed charges in 1999 through 2002.

(3)
For these ratios, "earnings" represents (a) income before taxes before adjustment for minority interests in consolidated subsidiaries or equity investments and (b) fixed charges plus preferred dividends. Fixed charges consist of interest expense, including amortization of debt issuance cost.

  Preferred dividends consist of income before taxes that is required to pay the dividends on our outstanding preferred stock.

(4)
In 1999, priceline.com had no fixed charges plus preferred dividends. In the fiscal years ended December 31, 2000, 2001 and 2002, earnings were not sufficient to cover fixed charges plus preferred dividends by approximately $329.5 million, $16.4 million and $22.7 million, respectively.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        Please note that in this section entitled "Description of Debt Securities We May Offer", references to priceline.com, "we", "our" and "us" refer only to priceline.com Incorporated and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the sub-section below entitled "Legal Ownership of Debt Securities".

        Our debt securities will be governed by a document called the indenture. The indenture is a contract between us and American Stock Transfer & Trust Company, which acts as trustee for you. The trustee has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under "—Remedies if an Event of Default Occurs".

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your securities to new buyers and sending you notices.

        We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate amount of debt securities that we may issue or the aggregate amount of any particular series. The indenture also allows us not only to issue debt securities with terms different from those of debt securities previously issued, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series.

This Section Is Only a Summary

        This section and your prospectus supplement summarize all the material terms of the indenture and your debt securities. They do not, however, describe every aspect of the indenture and your debt securities.

        The indenture and its associated documents, including your debt securities, contain the full text of the matters described in this section and your prospectus supplement. The indenture and the debt securities are governed by New York law. A copy of the indenture has been filed with the SEC as part of our registration statement. See "—Where You Can Find More Information" below for information on how to obtain a copy.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Specific Terms of a Series of Debt Securities

        In this section we summarize only the more important terms of the indenture that will apply generally to the debt securities. Each particular debt security will have financial, legal and other terms specific to it, and the specific terms of each debt security will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

        The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the series;

  •
  any limit on the aggregate principal amount of the series;

  •
  the manner in which we will pay interest on the debt securities;

  •
  the date or dates on which we will pay the principal of the debt securities;

  •
  the rate per annum, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date from which that interest will accrue;

  •
  the place where the principal, premium or interest will be paid;

  •
  the dates on which interest, if any, will be payable and the regular record dates for the interest payment dates;

  •
  any mandatory or optional sinking funds or analogous provisions, or provisions for redemption or repurchase at the option of the holder;

  •
  any redemption provisions, including redemption prices;

  •
  any terms and conditions upon which we will repurchase debt securities at the option of the holders of the debt securities;

  •
  the denominations in which debt securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  any index used to determine the amount payable in respect of the debt securities;

  •
  if other than 100%, the portion of the principal amount that shall be payable upon acceleration of maturity following an event of default;

  •
  whether the provisions described under "Defeasance" apply to the debt securities;

  •
  any provisions for conversion or exchange of the debt securities into shares of our common stock or other securities or property, whether in addition to, or in lieu of, any payment of principal or other amount and whether at our option or otherwise;

  •
  whether the debt securities will be issuable in the form of a global security, the depository with respect to the debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

  •
  any change to the events of default that apply to the debt securities and any change in the rights of the trustee or holders to declare the principal amount due and payable following an event of default;

  •
  any change in the covenants contained in the indentures; and

  •
  any other special features of the debt securities.

        We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. Special U.S. federal income tax considerations may apply to a series of debt securities issued as original issue discount securities. These tax considerations will be discussed in the related prospectus supplement.

Legal Ownership of Debt Securities

        We can issue debt securities in registered form, or in the form of one or more global securities. We refer to those who have debt securities registered in their own names on the books that we or the trustee maintain for this purpose as the "holders" of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names, as "indirect holders" of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue debt securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means debt securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

        For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its participants. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

        In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to exercise any rights to convert the debt securities into common stock or other securities or property;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        A global security is a security held by a depositary, which represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of an interest in the global security.

        If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "—Legal Ownership of Debt Securities" above;

  •
  An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their debt securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in the debt securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under "—Legal Ownership of Debt Securities".

        The global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify the trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults later under "—Default and Related Matters".

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.

Overview of Remainder of This Section

        The remainder of this section summarizes:

  •
  Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

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  Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities or redeem the debt securities; and

  •
  Your rights if we default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

        The debt securities will be issued:

  •
  in fully registered form; and

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  in denominations that are even multiples of $1,000.

        You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as you receive debt securities of the same series and kind and the total principal amount is not changed. This is called an "exchange".

        You may exchange or transfer your securities at the office of the registrar. The registrar acts as our agent for registering securities in the names of holders and for transferring and exchanging securities, as well as maintaining the list of registered holders. We have appointed American Stock Transfer & Trust Company to perform the role of registrar. We may change this appointment to another entity or perform it ourselves.

        We can designate additional registrars or paying agents, acceptable to the trustee, and they would be named in the prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a registrar and paying agent office in the Borough of Manhattan in New York City. If at any time we do not maintain a registrar or paying agent, the trustee will act as such.

        There is no charge for exchanges and transfers.    You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the registrar is satisfied with your proof of ownership.

        At certain times, you may not be able to transfer or exchange your securities.    If the debt securities are redeemable and we redeem any series of securities, or any part of any series, then we may prevent you from transferring or exchanging these securities. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of the debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the registrar's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "record date" and is stated in the prospectus supplement. Holders buying and selling the debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

        "Street Name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents". We may also choose to act as our own paying agent. We must notify you if we change the paying agents for any particular series of debt securities.

Notices

        We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records.

        Regardless of who acts as paying agent, all money we forward to a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Transactions

        We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

  •
  If the successor entity is not priceline.com Incorporated, the successor entity must be organized as a corporation, limited liability company, partnership or trust under the laws of a State or the District of Columbia or under federal law and must expressly assume our obligations under the debt securities.

  •
  The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under "—Events of Default — What Is an Event of Default?". A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Modification and Waiver of Your Contractual Rights

        Under certain circumstances, we can make changes to the indenture and the debt securities. Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your securities without your specific approval. Following is a list of those types of changes:

  •
  change the stated maturity for any principal or interest payment on a debt security;

  •
  reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

  •
  impair any right a holder may have to require repayment of its debt security;

  •
  impair any right that a holder of a debt security may have to exchange or convert the debt security for or into securities or other property;

  •
  change the currency of any payment on a debt security;

  •
  change the place of payment on a debt security;

  •
  impair a holder's right to sue for payment of any amount due on its debt security;

  •
  reduce the percentage in principal amount of the debt securities of any one or more affected series, the approval of whose holders is needed to change the indenture or those debt securities;

  •
  reduce the percentage in principal amount of the debt securities of any one or more affected series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

  •
  change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

        Changes Requiring a Majority Vote.    The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Your Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguous contract terms and other changes that would not adversely affect holders of the debt securities.

        Further Details Concerning Voting.    When taking a vote, for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. A debt security does not cease to be outstanding because we or an affiliate of us is holding the debt security.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. However, the indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date.

        "Street Name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

        Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance described below apply to the debt securities.

        If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Redemption

We May Choose to Redeem Your Securities

        We may be able to pay off your debt securities before their normal maturity. If we have this right with respect to your specific debt securities, the right will be described in the prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your debt securities.

        If we choose to redeem your debt securities, we will mail written notice to you not less than 30 days prior to redemption, and not more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your debt securities when they are subject to redemption, as described under "—Form, Exchange and Transfer" above.

Liens on Assets

        The indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default?    The term "event of default" with respect to any series of debt securities means any of the following:

  •
  We fail to make any interest payment on a debt security when it is due, and we do not cure this default within 60 days.

  •
  We fail to make any payment of principal when it is due.

  •
  We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

  •
  We fail to comply with any of our other agreements regarding a particular series of debt securities, and after we have been notified of the default by the trustee or holders of not less than 25% in principal amount of the series, we do not cure the default within 60 days.

  •
  We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization relating to us occur.

  •
  Any other event of default described in the prospectus supplement occurs.

Remedies if an Event of Default Occurs

        You will have the following remedies if an event of default occurs:

        Acceleration.    If an event of default has occurred and has not been cured or waived, then the trustee or the holders of not less than 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series, if all events of default have been cured or waived. If any event of default described in the second to last bullet point above occurs, the entire principal amount of all the debt securities of that series shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

        Special Duties of Trustee.    If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests.    Except as described in the previous paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an "indemnity". If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

        Individual Actions You May Take if the Trustee Fails to Act.    Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  The holder of your debt security must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of not less than 25% in principal amount of all outstanding debt securities of your series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

  •
  During the 60-day period, the holders of a majority in principal amount of the debt securities of your series do not give the trustee a direction inconsistent with the written request of the holders of a majority in principal amount of the outstanding debt securities of your series.

        However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your debt security on or after its due date.

Waiver of Default

        The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without your individual approval.

We Will Give the Trustee Information About Defaults Annually

        Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

        The trustee may withhold from you notice of any uncured default, except for payment defaults, if it determines that withholding notice is in your interest.

        "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Original Issue Discount Securities

        The debt securities may be issued as original issue discount securities, which will be offered and sold at a substantial discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under "—Remedies if an Event of Default Occurs" above.

Conversion of Convertible Debt Securities

        Your debt securities may be convertible into our common stock, or they may be exchangeable for equity securities of another issuer if the prospectus supplement so provides. If your debt securities are convertible or exchangeable, the prospectus supplement will indicate whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also describe provisions regarding the adjustment of the number of shares of common stock or other securities you will receive upon conversion or exchange. In addition, the prospectus supplement will contain the conversion price or exchange price and describe mechanisms for adjusting this price. In the case of exchangeable debt securities, the prospectus supplement will set forth information about the issuer for whose securities you would exchange your debt, or where that information can be found.

Tax Consequences

        You may be deemed to have received a taxable distribution that would be taxed as a dividend under U.S. federal income tax law in a number of circumstances resulting from an adjustment of, or a failure to adjust, the conversion or exchange price of your debt securities.

Regarding the Trustee

        American Stock Transfer & Trust Company has provided services for us in the past as trustee under an indenture relating to notes we issued in August 2003. American Stock Transfer & Trust Company may also provide banking or other services for us in the future.

DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of priceline.com consists of 1,000,000,000 shares of common stock, par value $0.008 per share, and 150,000,000 shares of preferred stock, par value $0.01 per share. As of April 30, 2004, we had 37,702,023 shares of common stock outstanding and 13,470 shares of preferred stock outstanding, as described below. Outstanding common stock does not include (i) approximately 5.4 million shares reserved for issuance upon exercise of options outstanding as of April 30, 2004, under our stock option plans, at a weighted average exercise price of $47.98 per share, (ii) approximately 437,000 shares available for grant under our stock option plans, (iii) approximately 4.7 million shares reserved for issuance upon exercise of our outstanding warrants, at a weighted average exercise price of $175.33 per share, and (iv) approximately 3.1 million shares initially issuable upon conversion of our outstanding convertible notes.

        The following summary of certain provisions of Delaware law and certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Delaware law, our amended and restated certificate of incorporation, as amended, our by-laws and any other applicable law.

Common Stock

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in priceline.com's certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of the company's assets remaining available for distribution after satisfaction of all its liabilities and the payment of the liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon conversion of the notes will be, fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, within the limitations and restrictions stated in our certificate of incorporation, to provide by resolution for the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, the number of shares constituting any series and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock.

        In February 2001, our board of directors authorized an amendment to our certificate of incorporation to allow priceline.com to issue a new series of preferred stock designated as Series B Redeemable Preferred Stock, or the Series B Preferred Stock. The total number of shares of Series B Preferred Stock that priceline.com is authorized to issue is 80,000 shares.

        The Series B Preferred Stock has special preferences. Specifically, the Series B Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any dividends accrued or accumulated but not paid. The Series B Preferred Stock accrues dividends payable in shares of our common stock at a rate of 11% annually, commencing February 6, 2001. Dividends on the Series B

Preferred Stock are payable semiannually on February 6 and August 6 of each year starting August 6, 2001.

        The Series B Preferred Stock may be redeemed at the option of priceline.com or the holder, in whole but not in part, at any time upon a change in control of priceline.com at $1,000 per share in cash, plus accrued but unpaid dividends and dividends that would have accrued through February 6, 2007. The Series B Preferred Stock is subject to mandatory redemption on February 6, 2007. The Series B Preferred Stock is not convertible into shares of our common stock or any other security of priceline.com. Holders of the Series B Preferred Stock are not entitled to vote on any matter, except in certain limited circumstances and as specifically required under Delaware law. Holders of Series B Preferred Stock are entitled to specified cash payments in the event of certain business combination transactions involving priceline.com.

Registration Rights

        The holders of approximately 18.5 million shares of common stock, represented by common stock or securities convertible into common stock that, in the aggregate, comprise 49% of our outstanding common stock as of April 30, 2004, are entitled to certain registration rights. If the selling stockholders sell all of their shares of our common stock offered hereby, holders entitled to registration rights will comprise 22.5% of our outstanding common stock as of April 30, 2004. These rights are provided under the terms of registration rights agreements between priceline.com and the holders of the registrable securities, who include Richard S. Braddock, Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited, other stockholders and certain warrantholders. These agreements provide demand registration rights to the holders of substantially all of the registrable securities. In addition, the holders of all of the registrable securities are entitled under the agreements, subject to certain limitations, to require priceline.com to include their registrable securities in future registration statements that we may file. Registration of shares of common stock pursuant to the rights granted in these agreements and the sale of such shares pursuant to the applicable registration statement will result in such shares becoming freely tradable without restriction under the Securities Act. All registration expenses incurred in connection with the above registrations will be borne by priceline.com.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Mellon Investor Services LLC.

Listing

        Our common stock is traded on the Nasdaq National Market under the trading symbol "PCLN".

Delaware Anti-Takeover Law and Certain Charter and By-Law Provisions

        Our certificate of incorporation and by-laws contain provisions that may prevent or discourage a third party from acquiring us, even if the acquisition would be beneficial to our stockholders. Our board of directors also has the authority to fix the rights and preferences of shares of our preferred stock and to issue such shares without a stockholder vote.

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging or preventing attempts that might result in a premium over the market price of the shares of common stock held by stockholders.

        Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or certain of our officers. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

SELLING STOCKHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of April 30, 2004 and upon completion of the offering.

        For purposes of the following table, beneficial ownership is determined in accordance with rules promulgated by the SEC. Under such rules, shares of our common stock issuable under options that are currently exercisable or exercisable within 60 days after April 30, 2004, or presently exercisable options, are deemed outstanding and are included in the number of shares beneficially owned by a person or entity named in the table and are used to compute the percentage ownership of that person or entity. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity.

        The percentage ownership of our common stock of each entity named in the following table is based on 37,702,023 shares of our common stock issued and outstanding as of April 30, 2004 plus any shares issuable under presently exercisable options, defined as options to purchase shares of our common stock held by such person or entity which are currently exercisable or exercisable within 60 days after April 30, 2004.

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After the Offering
				Number of Shares Being Sold in the Offering
Name	Number of Shares		Percentage Ownership		Number of Shares	Percentage Ownership
Cheung Kong (Holdings) Limited(1)	12,748,233	(2)	33.79%	5,000,000	7,748,233	20.54%
Hutchison Whampoa Limited(3)	6,379,162	(4)	16.89%	5,000,000	1,379,162	3.66%

Total				10,000,000

(1)
Mr. Edmond Ip Tak Chuen ("Mr. Ip"), Cheung Kong (Holdings) Limited's representative on our board of directors, Mr. Li Ka-shing ("Mr. Li"), as chairman of the board of directors of each of Cheung Kong (Holdings) Limited ("CKH") and Hutchison Whampoa Limited ("HWL"), and Mr. Dominic Kai Ming Lai ("Mr. Lai") and Mr. Ian F. Wade ("Mr. Wade"), HWL's representatives on our board of directors, may be deemed to share voting and investment power in respect of shares of our common stock held by CKH and HWL. The address of CKH is 7th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong.

(2)
Includes (1) 2,924,437 shares held by Prime Pro Group Limited and 3,437,969 shares held by Potton Resources Limited, each of which is an indirect wholly owned subsidiary of CKH; (2) 6,665 shares that Mr. Ip, an Executive Director of CKH, has the right to acquire under stock options currently exercisable or exercisable within 60 days after April 30, 2004; (3) 2,924,437 shares held by Forthcoming Era Limited and 3,437,969 shares held by Ultimate Pioneer Limited, each of which is an indirect wholly owned subsidiary of HWL; (4) 6,665 shares that Mr. Lai, an Executive Director of HWL, has the right to acquire under stock options currently exercisable or exercisable within 60 days after April 30, 2004; and (5) 10,091 shares that Mr. Wade, the Group Managing Director of the A.S. Watson Group of HWL, has the right to acquire under stock options currently exercisable or exercisable within 60 days after April 30, 2004. Each of CKH, Potton Resources Limited and Prime Pro Group Limited disclaims beneficial ownership of the shares referred to in clauses (3) through (5) above. Mr. Ip disclaims beneficial ownership of the shares referred to in clauses (1), (3), (4) and (5) above, except to the extent of his pecuniary interest therein. Mr. Li disclaims beneficial ownership of the shares referred to in clauses (1) through (5) above.

(3)
HWL is owned approximately 49.97% by CKH. Mr. Lai and Mr. Wade, HWL's representatives on our board of directors, Mr. Ip, CKH's representative on our board of directors, and Mr. Li, as chairman of the board of directors of each of CKH and HWL, may be deemed to share voting and investment power in respect of shares of our common stock held by CKH and HWL. The address of HWL is 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong.

(4)
Includes (1) 2,924,437 shares held by Forthcoming Era Limited and 3,437,969 shares held by Ultimate Pioneer Limited, each of which is an indirect wholly owned subsidiary of HWL; (2) 6,665 shares that Mr. Lai, an Executive Director of HWL, has the right to acquire under stock options currently exercisable or exercisable within 60 days after April 30, 2004; and (3) 10,091 shares that Mr. Wade, the Group Managing Director of the A.S. Watson Group of HWL, has the right to acquire under stock options currently exercisable or exercisable within 60 days after April 30, 2004. Each of Mr. Lai and Mr. Wade disclaims beneficial ownership of the shares beneficially owned by HWL, Forthcoming Era Limited, Ultimate Pioneer Limited, CKH, Prime Pro Group Limited, Potton Resources Limited, Mr. Ip and one another except to the extent of his pecuniary interest therein. Mr. Li disclaims beneficial ownership of the shares referred to in clauses (1) through (3) above.

Material Relationships with Selling Stockholders

        Hutchison Whampoa Limited has the right to appoint two representatives to our Board of Directors. It received the right to appoint one representative in February 2001 and a second representative in June 2001, in each case in connection with purchasing shares of our common stock. Cheung Kong (Holdings) Limited, which owns approximately 49.97% of Hutchison Whampoa Limited, received the right to appoint one representative to our board of directors in connection with its purchase of shares of our common stock in June 2001.

        In June 2000, priceline.com entered into definitive agreements with wholly-owned subsidiaries of Hutchison Whampoa Limited to introduce priceline.com's services to several Asian markets. Under the terms of the agreements, we license our business model and provide our expertise in technology, marketing and operations to Hutchison-Priceline Limited. Hutchison-Priceline Limited reimburses us for the cost of services provided and is required to pay us a licensing fee for any year in which Hutchison-Priceline Limited achieves profitability. Priceline.com and Hutchison Whampoa Limited currently own approximately 15% and 85%, respectively, of the outstanding equity securities of Hutchison-Priceline Limited. Jeffery H. Boyd, our President and Chief Executive Officer, is priceline.com's representative on the board of directors of Hutchison-Priceline Limited.

PLAN OF DISTRIBUTION

        We or the selling stockholders, as applicable, may sell the securities described in this prospectus directly to purchasers or through agents, dealers, or underwriters, or through a combination of any of those methods of sale.

        The distribution of the securities may be made to the public in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

        We and the agents designated by us, or the selling stockholders and the agents designated by them, may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, or the Securities Act. If required, we or the selling stockholders will name any agent that will participate in the distribution of the securities, and any commission we or the selling stockholders will pay to any agent will be described in the prospectus supplement. Any agent will be acting on a "best efforts" basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

        The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

        We or the selling stockholders may sell securities from time to time to one or more underwriters, who would purchase the securities at principal for resale to the public, either on, as applicable, a firm-commitment or best-efforts basis. If we or the selling stockholders sell securities to underwriters, we or the selling stockholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or the selling stockholders pay to underwriters, and any discounts concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        We or the selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We or the selling stockholders will indicate our intention to do this in the prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others and must be approved by us or the selling stockholders, as applicable. The obligations of purchasers under these contracts will be unconditional, except that:

  •
  at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser, and

  •
  if the securities are also being sold to underwriters, we or the selling stockholders have to sell the securities not sold for delayed delivery to the underwriters.

        The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

        We or the selling stockholders, as applicable, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

        The selling stockholders may sell shares of our common stock pursuant to Rule 144 under the Securities Act.

        We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

        We are required to pay all expenses incident to the registration of the shares that may be offered by the selling stockholders, other than underwriting discounts, if any, and selling commissions. We have agreed to indemnify and hold harmless the selling stockholders against certain losses including liabilities under the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of securities offered by us pursuant to this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP from time to time provides legal services to priceline.com. The validity of shares of our common stock offered by the selling stockholders pursuant to this prospectus will be passed upon for us by our General Counsel, Peter J. Millones. As of the date of this prospectus, Mr. Millones owns less than one percent of priceline.com's common stock and participates in priceline.com's employee benefit plans.

EXPERTS

        The financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information, you should refer to the registration statement and its exhibits.

        You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information combined in this prospectus or incorporated by reference into this prospectus.

        We incorporate by reference the documents listed below (other than, in each case, documents or information that is deemed to have been furnished and not filed in accordance with SEC rules):

  (a)
  our annual report on Form 10-K for the year ended December 31, 2003;

  (b)
  our amendment to our annual report on Form 10-K/A for the year ended December 31, 2003;

  (c)
  our amendment to our quarterly report on Form 10-Q (Amendment No. 2) for the quarter ended June 30, 2003;

  (d)
  our current report on Form 8-K filed with the SEC on February 11, 2004;

  (e)
  our current report on Form 8-K filed with the SEC on March 16, 2004;

  (f)
  our current report on Form 8-K filed with the SEC on April 8, 2004;

  (g)
  the description of our common stock contained in the registration statement on Form 8-A filed on March 18, 1999 under Section 12(g) of the Securities and Exchange Act of 1934, or the Exchange Act;

  (h)
  all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to effectiveness of this registration statement; and

  (i)
  all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

        We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to:

  Peter J. Millones, Esq.
  priceline.com Incorporated
  800 Connecticut Avenue
  Norwalk, CT 06854
  (203) 299-8000

$100,000,000
Debt Securities
Common Stock

10,000,000 Shares
Common Stock
Offered by
Selling Stockholders

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses to be incurred by priceline.com in connection with the distribution of the securities registered under this registration statement.

Amount to be Paid
SEC Registration Fee	$43,307
Legal Fees and Expenses	250,000
Trustee's Fees and Expenses	12,000
Accounting Fees and Expenses	7,500
Printing Fees	20,000
Miscellaneous Fees and Expenses	17,193
Total	$350,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

        Article Seventh of the priceline.com Amended and Restated Certificate of Incorporation provides that:

        (1)   priceline.com shall indemnify its directors and officers to the fullest extent permitted by law, provided that any proceeding initiated by any director or officer (other than a proceeding to enforce rights to indemnification) must be authorized or consented to by its Board of Directors;

        (2)   priceline.com may, to the extent authorized from time to time by its Board of Directors, indemnify its other employees and agents to the extent that it indemnifies its officers and directors;

        (3)   the right to indemnification in Article Seventh includes the right to be paid by priceline.com the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and

        (4)   the rights conferred in Article Seventh are not exclusive of any other right any person may have or acquire under the Amended and Restated Certificate of Incorporation, the By-Laws of

priceline.com, any statute, agreement, vote of stockholders of priceline.com or disinterested directors of priceline.com or otherwise.

        Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. Priceline.com has obtained officers' and directors' liability insurance for the members of its Board of Directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of priceline.com.

        In addition, priceline.com has entered into indemnification agreements with certain officers of priceline.com, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of priceline.com. Among other exclusions, priceline.com shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 16. LIST OF EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement for debt securities.*
1.2	Form of Underwriting Agreement for common stock.*
2.1(a)	Agreement of Merger, dated as of July 31, 1998, between priceline.com LLC and priceline.com.
2.2(a)	Agreement of Merger, dated as of July 31, 1998, between Priceline Travel, Inc. and priceline.com.
3.1(b)	Amended and Restated Certificate of Incorporation of priceline.com Incorporated.
3.2(b)	Certificate of Designation, Preferences and Rights of Series A Convertible Redeemable PIK Preferred Stock of priceline.com Incorporated.
3.3(b)	Certificate of Designation, Preferences and Rights of Series B Redeemable Preferred Stock of priceline.com Incorporated.
3.4(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of priceline.com Incorporated.
3.5(b)	By-Laws of priceline.com Incorporated.
4.1	Reference is hereby made to Exhibits 3.1, 3.4 and 3.5.
4.2(a)	Specimen Certificate for priceline.com's Common Stock.
4.3	Indenture, dated as of May 3, 2004, between priceline.com Incorporated and American Stock Transfer & Trust Company, as Trustee (including the form of security contained therein).
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated.
12.1	Statements re Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consents of Deloitte & Touche LLP.
23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1).

23.3	Consent of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com (contained in Exhibit 5.2).
24.1	Power of Attorney (included on page II-5).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of American Stock Transfer & Trust Company, as Trustee under the Indenture.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K to be incorporated by reference herein.

(a)
Incorporated by reference to Exhibit 2.1 to priceline.com's registration statement on Form S-1 (File No. 333-69657).

(b)
Incorporated by reference to the corresponding exhibit to priceline.com's registration statement on Form S-3 (File no. 333-109929).

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(7)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on May 3, 2004.

PRICELINE.COM INCORPORATED
By:	/s/ JEFFERY H. BOYD Jeffery H. Boyd President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery H. Boyd, Robert J. Mylod Jr. and Peter J. Millones, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, any exhibits thereto and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on May 3, 2004.

Signature	Title
/s/ RALPH BAHNA Ralph Bahna	Chairman and Director
/s/ JEFFERY H. BOYD Jeffery H. Boyd	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT J. MYLOD, JR. Robert J. Mylod, Jr.	Chief Financial Officer (Principal Financial Officer)
/s/ THOMAS P. D'ANGELO Thomas P. D'Angelo	Chief Accounting Officer and Controller (Principal Accounting Officer)
/s/ HOWARD W. BARKER, JR. Howard W. Barker, Jr	Director
/s/ JEFFREY E. EPSTEIN Jeffrey E. Epstein	Director

/s/ PATRICIA L. FRANCY Patricia L. Francy	Director
/s/ EDMOND IP TAK CHUEN Edmond Ip Tak Chuen	Director
/s/ DOMINIC KAI MING LAI Dominic Kai Ming Lai	Director
/s/ MARSHALL LOEB Marshall Loeb	Director
/s/ NANCY B. PERETSMAN Nancy B. Peretsman	Director
/s/ IAN F. WADE Ian F. Wade	Director
/s/ JAMES M. GUYETTE James M. Guyette	Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement for debt securities.*
1.2	Form of Underwriting Agreement for common stock.*
2.1(a)	Agreement of Merger, dated as of July 31, 1998, between priceline.com LLC and priceline.com.
2.2(a)	Agreement of Merger, dated as of July 31, 1998, between Priceline Travel, Inc. and priceline.com.
3.1(b)	Amended and Restated Certificate of Incorporation of priceline.com Incorporated.
3.2(b)	Certificate of Designation, Preferences and Rights of Series A Convertible Redeemable PIK Preferred Stock of priceline.com Incorporated.
3.3(b)	Certificate of Designation, Preferences and Rights of Series B Redeemable Preferred Stock of priceline.com Incorporated.
3.4(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of priceline.com Incorporated.
3.5(b)	By-Laws of priceline.com Incorporated.
4.1	Reference is hereby made to Exhibits 3.1, 3.4 and 3.5.
4.2(a)	Specimen Certificate for priceline.com's Common Stock.
4.3	Indenture, dated as of May 3, 2004, between priceline.com Incorporated and American Stock Transfer & Trust Company, as Trustee (including the form of security contained therein).
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated.
12.1	Statements re Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consents of Deloitte & Touche LLP.
23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1).
23.3	Consent of Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of priceline.com Incorporated (contained in Exhibit 5.2).
24.1	Power of Attorney (included on page II-5).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of American Stock Transfer & Trust Company, as Trustee under the Indenture.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K to be incorporated by reference herein.

(a)
Incorporated by reference to Exhibit 2.1 to priceline.com's registration statement on Form S-1 (File No. 333-69657).

(b)
Incorporated by reference to the corresponding exhibit to priceline.com's registration statement on Form S-3 (File No. 333-109929).

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
PRICELINE.COM INCORPORATED
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF THE SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. LIST OF EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS